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                                                                    Exhibit 2.01

                        AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is made as
                                                   ----------------
of October 1, 1999 by and between Interwoven, Inc., a California corporation

("Interwoven (CA)"), and Interwoven, Inc., a Delaware corporation ("Interwoven
-----------------                                                   ----------
(DE)").  Interwoven (CA) and Interwoven (DE) are hereinafter sometimes
----
collectively referred to as the "Constituent Corporations."
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                               R E C I T A L S
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          A.  Interwoven (CA) was incorporated on March 1, 1995.  Its current authorized capital stock consists of: (1) 40,000,000 shares of Common Stock, no par value ("Interwoven (CA) Common Stock"), of which 9,864,855 shares are issued
            ----------------------------
and outstanding; and (2) 25,000,000 shares of Preferred Stock, no par value ("Interwoven (CA) Preferred Stock") of which (i) 1,120,000 shares of Series A
---------------------------------
Preferred Stock, (ii) 3,039,505 shares of Series B Preferred Stock, (iii) 7,159,743 shares of Series C Preferred Stock, (iv) 3,741,217 shares of Series D Preferred Stock and (iv) 3,483,058 shares of Series E Preferred Stock are issued and outstanding.

          B. Interwoven (DE) was incorporated on July 22, 1999. Its authorized capital stock consists of: (1) 75,000,000 shares of Common Stock, with a par value of $0.001 per share ("Interwoven (DE) Common Stock"), of which 1,000
                            ----------------------------
shares are issued and outstanding; and (2) 25,000,000 shares of Preferred Stock, $0.001 par value ("Interwoven (DE) Preferred Stock"), none of which shares are
                   -------------------------------
issued and outstanding.

          C. The respective Boards of Directors of Interwoven (CA) and Interwoven (DE) deem it advisable and to the advantage of each of the Constituent Corporations that Interwoven (CA) merge with and into Interwoven
(DE) upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of Interwoven (CA) from California to Delaware.

          D. The Boards of Directors of each of the Constituent Corporations have approved this Merger Agreement.

          NOW, THEREFORE, the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that Interwoven (CA) shall merge with and into Interwoven (DE) on the following terms, conditions and other provisions:

          1.  Merger and Effective Time.  At the Effective Time (as defined
              -------------------------
below), Interwoven (CA) shall be merged with and into Interwoven (DE) (the

"Merger"), and Interwoven (DE) shall be the surviving corporation of the Merger
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(the "Surviving Corporation").  The Merger shall become effective upon the close
      ---------------------
of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of Delaware, (the "Effective Time").
                                      --------------

          2.  Effect of Merger.  At the Effective Time, the separate corporate
              ----------------
existence of Interwoven (CA) shall cease; the corporate identity, existence, powers, rights and immunities
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of Interwoven (DE) as the Surviving Corporation shall continue unimpaired by the Merger; and Interwoven (DE) shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Interwoven (CA), all without further act or deed.

          3.  Governing Documents.  At the Effective Time, the Certificate of
              -------------------
Incorporation of Interwoven (DE) in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation and the Bylaws of Interwoven (DE) in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

          4.  Directors and Officers.  At the Effective Time, the directors and
              ----------------------
officers of Interwoven (DE) shall be and become the directors and officers (holding the same titles and positions) of the Surviving Corporation and after the Effective Time shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          5.  Conversion of Shares of Interwoven (CA).  Subject to the terms and
              ---------------------------------------
conditions of this Agreement, at the Effective Time, each share of Interwoven
(CA) Common Stock outstanding immediately prior thereto shall be automatically changed and converted into two-thirds (2/3) of a fully paid and nonassessable, issued and outstanding share of Interwoven (DE) Common Stock. At the Effective
Time: each share of Interwoven (CA) Series A Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and non-assessable, issued and outstanding share of Interwoven (DE) Series A Preferred Stock; each share of Interwoven (CA) Series B Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and non-assessable, issued and outstanding share of Interwoven (DE) Series B Preferred Stock; each share of Interwoven (CA) Series C Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and non-assessable, issued and outstanding share of Interwoven (DE) Series C Preferred Stock; each share of Interwoven (CA) Series D Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and non-assessable, issued and outstanding share of Interwoven (DE) Series D Preferred Stock; each share of Interwoven (CA) Series E Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and non-assessable, issued and outstanding share of Interwoven (DE) Series E Preferred Stock.

          6.  Cancellation of Shares of Interwoven (DE).  At the Effective Time,
              -----------------------------------------
all of the previously issued and outstanding shares of Interwoven (DE) Common Stock that were issued and outstanding immediately prior to the Effective Time shall be automatically eliminated and canceled.

          7.  Stock Certificates.  At and after the Effective Time, all of the
              ------------------
outstanding certificates that, prior to that date, represented shares of Interwoven (CA) Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Interwoven (DE) Common Stock into which such shares of Interwoven (CA) Common Stock are converted as provided herein. The registered owner on the books and records of Interwoven

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(CA) of any such outstanding stock certificate for Interwoven (CA) Common Stock shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Interwoven (DE) or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Interwoven (DE) Common Stock evidenced by such outstanding certificate as above provided.

          8.  Conversion of Options and Warrants.  At the Effective Time, all
              ----------------------------------
outstanding and unexercised portions of all options to purchase a share of Interwoven (CA) Common Stock under the (i) Interwoven (CA) 1996 Stock Option Plan, (ii) Interwoven (CA) 1998 Stock Option Plan, shall become options to purchase two-thirds (2/3) the number of shares of Interwoven (DE) Common Stock (subject to the elimination of fractional shares as provided in Section 9 below) at an exercise price per share equal to 150% of the exercise price per share of the option to purchase Interwoven (CA) Common Stock and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status as an "incentive stock option" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), if
                                                                   ----
applicable, and all other material terms and conditions (including but not limited to the terms and conditions applicable to such options by virtue of the Interwoven (CA) Stock Plans). Continuous employment with Interwoven (CA) will be credited to an optionee for purposes of determining the vesting of the number of shares of Interwoven (DE) Common Stock under a converted Interwoven (CA) option at the Effective Time. Additionally, at the Effective Time, Interwoven
(DE) shall adopt and assume the Interwoven (CA) Stock Plans. At the Effective Time, all outstanding and unexercised portions of all warrants to purchase or acquire Interwoven (CA) Preferred Stock shall become warrants to purchase or acquire, on the same terms and conditions, the same number of shares of the same series of Interwoven (DE) Preferred Stock.


          9.  Fractional Shares.  No fractional shares of Interwoven (DE) Common
              -----------------
Stock or Preferred Stock will be issued in connection with the Merger. In lieu thereof, Interwoven (DE) shall pay each shareholder of Interwoven (CA) who would otherwise be entitled to receive a fractional share of Interwoven Common Stock or Preferred Stock (assuming the aggregation of all shares held by the same holder of more than one stock certificate representing shares of Interwoven (CA) Common Stock or Preferred Stock, as the case may be) a cash amount equal to the applicable fraction multiplied by the fair market value (the "Fair Market
                                                              -----------
Value") of a share of Interwoven (DE) Common Stock or Preferred Stock, as the case may be. Fair Market Value means, as of any date, the value of one share of Interwoven (DE) Common Stock determined by the Board of Directors of Interwoven
(DE) in good faith (the "Fair Market Value Per Share").
                         ---------------------------

     Upon exercise of each assumed option of Interwoven (CA) to purchase Interwoven (DE) Common Stock, cash will be paid by Interwoven (DE) in lieu of any fractional share of Interwoven (DE) Common Stock, respectively, issuable upon exercise of such option, and the amount of cash received for such fractional share shall be the Fair Market Value Per Share upon exercise thereof multiplied by the applicable fraction, less the unpaid exercise price per share for such fraction.

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          10.  Employee Benefit Plans.  At the Effective Time, the obligations
               ----------------------
of Interwoven (CA) under or with respect to every plan, trust, program and benefit then in effect or administered by Interwoven (CA) for the benefit of the directors, officers and employees of Interwoven (CA) or any of its subsidiaries shall become the lawful obligations of Interwoven (DE) and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, Interwoven (DE) hereby expressly adopts and assumes all obligations of Interwoven (CA) under such employee benefit plans.

          11.  Further Assurances.  From time to time, as and when required by
               ------------------
the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Interwoven (CA) such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Interwoven (CA), and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of Interwoven (CA), or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

          12.  Condition.  The consummation of the Merger is subject to the
               ----------
approval of this Merger Agreement and the Merger contemplated hereby by the shareholders of Interwoven (CA) and the sole stockholder of Interwoven (DE), prior to the Effective Time.

          13.  Abandonment.  At any time before the Effective Time, this Merger
               ------------
Agreement may be terminated and the Merger abandoned by the Board of Directors of Interwoven (CA) or Interwoven (DE), notwithstanding approval of this Merger Agreement by the shareholders of Interwoven (CA) and the sole stockholder of Interwoven (DE).

          14.  Amendment.  At any time before the Effective Time, this Merger
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Agreement may be amended, modified or supplemented by the Board of Directors of the Constituent Corporations, notwithstanding the approval of this Merger Agreement by the shareholders of Interwoven (CA) and the sole stockholder of Interwoven (DE); provided, however, that any amendment made subsequent to the
                 --------- -------
adoption of this Agreement by the Shareholders of Interwoven (CA) or the sole Stockholder of Interwoven (DE) shall not: (i) alter or change the amount or kind of shares, securities, cash property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of Interwoven (CA);
(ii) alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of Interwoven (CA) or Interwoven (DE).

          15.  Tax-Free Reorganization.  The Merger is intended to be a tax-free
               -----------------------
plan of reorganization within the meaning of Section 368(a)(1)(F) of the Code.

          16.  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the internal laws of the State of California as applied to agreements among California

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residents entered into and to be performed entirely within California, without reference to the principles of conflicts of law or choice of laws, except to the extent that the laws of the State of Delaware would apply in matters relating to the internal affairs of Interwoven (DE) and the Merger.


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          17.  Counterparts.  In order to facilitate the filing and recording of
               ------------
this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

          IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers hereunto duly authorized.

Interwoven, Inc.                        Interwoven, Inc.
a California corporation                a Delaware corporation


By: /s/ Martin W. Brauns                By:  /s/ Martin W. Brauns
    --------------------                     --------------------

Martin W. Brauns                        Martin W. Brauns
President and Chief                     President and Chief
Executive Officer                       Executive Officer


ATTEST:                                 ATTEST:
------                                  ------


By: /s/ Peng T. Ong                     By: /s/ Peng T. Ong
    ---------------                         ---------------

Peng T. Ong                             Peng T. Ong
Secretary                               Secretary



                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

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